                                                           Exhibit No. EX-99.h.4
                                    FORM OF
                           Delaware Distributors, L.P.
                               2005 Market Street
                             Philadelphia, PA 19103

                               _____________, 2006

Delaware Group Foundation Funds
2005 Market Street
Philadelphia, PA 19103

     Re:  Expense Limitations

Ladies and Gentlemen:

     By our execution of this letter agreement (the  "Agreement"),  intending to be legally bound hereby, Delaware Distributors,  L.P. (the "Distributor") agrees that in order to improve the performance of certain portfolios in Delaware Group
Foundation  Funds,  which is  comprised of the  Delaware  Aggressive  Allocation
Portfolio,  Delaware  Moderate  Allocation  Portfolio and Delaware  Conservative
Allocation Portfolio (each a "Portfolio"),  the Distributor shall, from February
1,  2006  through  January  31,  2007,   waive  a  portion  of  the  Rule  12b-1
(distribution) fee for Class A shares and Class R shares so that such Rule 12b-1
(distribution) fee for the Funds will be capped at the following rates:

     Portfolio                                       Class A    Class R
     Delaware Aggressive Allocation Portfolio         0.25%      0.50%
     Delaware Moderate Allocation Portfolio           0.25%      0.50%
     Delaware Conservative Allocation Portfolio       0.25%      0.50%

     The Distributor acknowledges that it shall not be entitled to collect on or make a claim for waived fees at any time in the future.

                                       Delaware Distributors, L.P.

                                       By: _________________________
                                           Name:
                                           Title:
                                           Date:

Your signature below acknowledges
acceptance of this Agreement:

DELAWARE GROUP FOUNDATION FUNDS

By: _________________________
    Name:
    Title:
    Date: